Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164313 on the Post-Effective Amendment No. 17 to Form S-11 on Form S-3 of our report dated March 13, 2014, relating to the consolidated financial statements and financial statement schedule of Phillips Edison - ARC Shopping Center REIT Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Phillips Edison - ARC Shopping Center REIT Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 13, 2014